                                                                 EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We consent to the use of our report dated February 1, 2002, except as to Note 14, which is as of February 18, 2002 related to the Consolidated Balance Sheets of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 2001 and the related Financial Statement Schedule, our report dated April 24, 2002 related to the Historical Summary of Gross Income and Direct Operating Expenses of Riverstone Plaza for the year ended December 31, 2001, our report dated March 14, 2002 related to the Combined Historical Summary of Gross Income and Direct Operating Expenses of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001 and Schedule, our report dated February 1, 2001, except as to
Note 12, which is as of February 27, 2001 related to the Consolidated Balance Sheets of Inland Retail Real Estate Trust, Inc. as of December 31, 2000 and 1999 and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the years then ended and the related Financial Statement Schedule, our report dated January 25, 2002 related to the Combined Historical Summary of Gross Income and Direct Operating Expenses of The Thomas Properties for the year ended December 31, 2000, our report dated December 21, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Abernathy Square for the year ended December 31, 2000, our report dated December 19, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Anderson Central for the year ended December 31, 2000, our report dated October 29, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Aberdeen Square for the year ended December 31, 2000, our report dated September 28, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Steeplechase Plaza for the year ended December 31, 2000, our report dated September 24, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Chickasaw Trails for the year ended December 31, 2000, our report dated September 28, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Citrus Hills for the year ended December 31, 2000, our report dated August 10, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Skyview Plaza for the year ended December 31, 2000, our report dated June 30, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Sand Lake Corners Shopping Center for the year ended December 31, 2000, our report dated January 12, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Columbia Promenade for the period from October 1, 2000 (commencement of operations) through December 31, 2000, our report dated April 5, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of West Oaks Towne Center for the period from October 5, 2000 (commencement of operations) through December 31, 2000, our report dated February 1, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, our report dated April 15, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and our report dated June 26, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999 included herein and to the reference to our firm under the heading "Experts" in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11.

KPMG LLP

Chicago, Illinois
May 1, 2002